U.S. SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                            FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: MAY 11, 2001

ISA INTERNATIONALE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number:  000-27373

Delaware				41-890229
(State or other jurisdiction       (IRS Employer Id. No.)
of incorporation or organization)

P.O. Box 211023				(651) 489-6941
Eagan, MN 55121-2433		(Registrant's telephone number)
(Registrant's mailing address)

Item 4. Change in Registrant's Certifying Accountants

The Company has engaged the services of Stirtz, Bernards, Boyden, Surdel, and Larter of Edina, MN to be its new certifying accounting firm. Stirtz, Bernards, et.al. will complete the audit for the year ending December 31, 2000 and a first quarter review for the period ending March 31, 2001. This decision was approved by the Board of Directors and the Audit Committee effective May 4, 2001.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2001

ISA INTERNATIONALE, INC.

/s/ Bernard L. Brodkorb, Jr.
President and CEO (acting)